EXHIBIT 4.3.1

                                    SPECIMEN

  NUMBER                 INCORPORATED UNDER THE LAWS OF                 SHARES
PB                            THE STATE OF FLORIDA                   Preferred B

                           Able Telcom Holding Corp.

                            Series B Preferred Stock

This Certifies that ___________________________________________________ is the
registered holder of __________________________________________________ Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___________ day of July A.D. 1998

S/Billy V. Ray, Jr.                                          S/Elizabeth Terrero
-------------------                                          -------------------
     President                                                    Secretary